UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2007

U.S. DRY CLEANING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

125 E. Tahquitz Canyon, Suite 203 Palm Springs, California	92262
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 322-7447

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We hereby amend our Current Report on Form 8-K filed on February 22, 2007, which announced the completion on February 15, 2007 of our acquisition of Cleaners Club, Inc. The purpose of this amendment is to file the financial statements of Cleaners Club, Inc. and the pro forma financial information required by Item 9.01.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited balance sheet of Cleaners Club, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005 as required by this Item 9.01 (a) are attached as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Combined Consolidated Financial Statements of U.S. Dry Cleaning Corporation and Cleaners Club, Inc. as required by this Item 9.01(b) are attached as Exhibit 99.2 hereto and incorporated into this Item 9.01(b) by reference.

(c) Exhibits.

99.1	Audited balance sheet of Cleaners Club, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005.

99.2
The unaudited pro forma combined consolidated balance sheet of U.S. Dry Cleaning Corporation and Cleaners Club, Inc. as of December 31, 2006. The unaudited pro forma combined consolidated statement of operations of U.S. Dry Cleaning Corporation and Cleaners Club, Inc. for the year ended September 30, 2006 and for the three months ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: March 1, 2007	By:	/s/ Robert Y. Lee

Robert Y. Lee Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited balance sheet of Cleaners Club, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005.
99.2
The unaudited pro forma combined consolidated balance sheet of U.S. Dry Cleaning Corporation and Cleaners Club, Inc. as of December 31, 2006. The unaudited pro forma combined consolidated statement of operations of U.S. Dry Cleaning Corporation and Cleaners Club, Inc. for the year ended September 30, 2006 and for the three months ended December 31, 2006.